Exhibit 10.30

                               REX TOKYO CO., LTD.

                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made as of this 18 day of March, 2004, among Rex Tokyo Co., Ltd., a corporation formed and existing under the laws of Japan (the "COMPANY"), and IA Global, Inc., a Delaware corporation ("IAO"). The Company, Mr. Hiroyuki Ejima and IAO, and all holders of common stock of the Company as listed in Schedule 1 of this agreement, are referred to collectively as the "STOCKHOLDERS".

                                   BACKGROUND

         A. In connection with the transactions described in the Share Purchase Agreement by and among the Company and IAO (the "PURCHASE AGREEMENT"), the Company has agreed to issue an additional 1,000 shares of its common stock ("COMMON STOCK").

         B. In connection with the transactions described in the Share Exchange Agreement by and among Mr. Hiroyuki Ejima and IAO of the Company's Common Stock (the "EXCHANGE AGREEMENT"), IAO will acquire additional shares of Common Stock.

         C. The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which the Stockholders' shares of Common Stock and any other debt or equity securities convertible into or exercisable for Common Stock (together with the Common Stock, the "SHARES") may be transferred, (ii) assuring continuity in the management and ownership of the Company and (iii) establishing the composition of the Company's board of directors (the "BOARD"). The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

         In consideration of the premises and the covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

         1. CAPITALIZATION. Set forth on SCHEDULE 1 attached hereto is a list of all the Stockholders of the Company and their respective ownership of Shares.

         2. TRANSFER RESTRICTIONS ON SHARES.

         (a) GENERAL. IAO shall not sell, offer, assign, pledge or otherwise dispose of any interest in any Shares except pursuant to the terms of this
Section 2.

         (b) PERMITTED TRANSFERS. IAO may transfer all or a portion of its Shares, to or among its Affiliates (a "PERMITTED TRANSFEREES"). As a condition to any transfer pursuant to this Section 2(b), the transferee must agree in writing that it and its Affiliates shall be subject to and bound by the provisions of this Agreement. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee. For

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purposes of this Agreement, an "AFFILIATE" of a Person means any Stockholder, partner, member or other equity owner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         (c) RIGHT OF FIRST REFUSAL.

                  (i) NOTICE OF OFFER TO SELL SHARES. Except as provided in Sections 2(a) and 2(b) above, if IAO (such Stockholder being hereinafter referred to as the "SELLING STOCKHOLDER") shall desire to sell, exchange or in any other manner dispose of all or any of the Shares now owned or hereafter acquired by it, it must first receive a bona fide written offer from a third-party prospective purchaser to purchase such Shares, and then deliver to the Company, a written notice ("NOTICE") containing the following information:

                  (A) The name and address of the prospective purchaser of such Shares;

                  (B) The number of Shares that the Selling Stockholder desires to sell;

                  (C) The price being offered to the Selling Stockholder and, in reasonable detail, the terms of payment and any other terms and conditions of such offer, including but not limited to the fair market value (as hereinafter defined) of any non-cash consideration; and

                  (D) The proposed closing date for the transaction, which shall be not less than sixty (60) or more than ninety
                           (90) days after the date of delivery of the Notice.

                  (ii) FIRST OFFER TO THE COMPANY. For a period of fifteen (15) days after the giving of the Notice by IAO, the Company shall have the option to purchase the Shares that are proposed to be sold at the price and upon the terms and conditions set forth in the Notice. Such option shall be exercisable by notice in writing to IAO within such fifteen
         (15) day period. A failure by the Company to give written notice of exercise within such fifteen (15) day period shall be deemed a rejection by the Company of its option to purchase.

                  (iii) SECOND OFFER TO MR. HIROYUKI EJIMA. If the Company does not exercise its option to purchase all the Shares that IAO desires to sell hereunder, for a period of fifteen (15) days after the date of express rejection by the Company or the expiration of the option to the Company, whichever is earlier, Mr. Hiroyuki Ejima shall have the option to purchase the Shares that are proposed to be sold at the price and upon the terms and conditions set forth in the Notice. Such option shall be exercisable by notice in writing to the IAO within such fifteen (15) day period. A failure by Mr. Hiroyuki Ejima to give written notice of exercise within such fifteen (15) day period shall be deemed a rejection by Mr. Hiroyuki Ejima of his option to purchase.

                  (iv) THIRD OFFER TO STOCKHOLDERS. If Mr. Hiroyuki Ejima does not exercise its option to purchase all the Shares that IAO desires to sell hereunder, for a period of fifteen

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         (15) days after the date of express rejection by the Company or the expiration of the option to the Company, whichever is earlier, the Stockholders shall have the option to purchase their pro rata portion of any remaining Shares that are proposed to be sold, at the price and upon the terms and conditions set forth in the Notice. Such option shall be exercisable by written notice to IAO and the Company within such fifteen (15) day period. If not all of the Stockholders purchase their pro rata portion, those Stockholders who have agreed to purchase their pro rata portion shall also be entitled to purchase any remaining Shares offered by IAO, either on a pro rata basis or as they together otherwise agree. IAO shall have no right to vote as a Stockholder or director of the Company on the decision to exercise such option, and action on such option may be taken by the majority of the members of the Board (exclusive of IAO and its Affiliates, and any member or members of the Board nominated by IAO and its Affiliates), at a duly called and held meeting of the Board at which a quorum is present.

                  (v) CLOSINGS. If the Company or Mr. Hiroyuki Ejima or any Stockholder shall exercise an option to purchase granted to such parties in this Section 2, the closing of the purchase and sale transaction shall be held at the principal office of the Company on a date designated by the purchaser or purchasers, which date in no event shall be later than 90 days after IAO gives the Notice. If there is more than one purchaser of the Shares being sold, IAO may require that all purchases close concurrently on the same date.

                  (vi) RIGHT TO TRANSFER. If the Company and Mr. Hiroyuki Ejima and the Stockholders who have options to purchase Shares do not elect to purchase all the Shares that IAO desires to sell, for a period of sixty (60) days from the earlier of the date of any closing pursuant to
         Section 2(c)(v) or the expiration of the last option provided for in this Section 2(c) (the "OPTION PERIOD"), subject to Section 2(d) below, IAO shall have the right to sell the Shares covered by the bona fide offer that the Stockholders and the Company have not elected to purchase, if any, to the prospective purchaser named in the Notice; PROVIDED, HOWEVER, that the sale is made in strict accordance with the terms of sale set forth in the Notice and this Section 2. In addition, as a condition to any such sale, the purchaser of the Shares must agree in writing that it and its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement.


         (d) PROHIBITED TRANSFERS VOID. Any purported transfer of Shares in violation of this Agreement shall be void and shall not transfer any interest or title to any Shares to the purported transferee. The Company shall not be required to transfer on its books any Shares sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of those Shares or to pay dividends to any transferee to whom any of those Shares shall have been so sold or transferred.

         3. SALE OF THE COMPANY; PUBLIC OFFERING.

         (a) If at any time (i) the Board and (ii) Stockholders holding at least sixty seven percent (67%) of the capital stock of the Company approve a sale of

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all or substantially all the Company's assets (determined on a consolidated basis) or a sale or exchange of all or substantially all the Company's outstanding capital stock (whether by merger, sale, recapitalization, consolidation, reorganization, combination or otherwise) to any unaffiliated third party in an arm's-length transaction (an "APPROVED Sale"), each holder of Shares shall vote for, consent to and raise no objections against such Approved Sale and shall waive any dissenters' rights, appraisal rights or similar rights in connection therewith. If the Approved Sale is structured as a sale of stock, each holder of Shares shall agree to sell all his, her or its Shares and rights to acquire Shares on the terms and conditions approved by the Board. Each holder of Shares shall take all necessary and desirable actions in his, her or its capacity as a Stockholder in connection with the consummation of the Approved Sale as requested by the Company (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings).

         (b) If at any time (i) the Board and (ii) Stockholders holding at least fifty percent (50%) of the Shares approve a Qualified Public Offering (as defined below), then each Stockholder shall vote for, consent and raise no objections against such Public Offering, and agrees to cooperate in complying with any rules or regulations related to such Qualified Public Offering. For purposes of this Agreement, a "QUALIFIED PUBLIC OFFERING" means a firm commitment underwritten Public Offering (as defined below) of shares of the Company's Common Stock at a public offering price of not less than $2,000 per share, in which the net proceeds payable to the Company shall be at least $5,000,000 (before payment of underwriters' discounts and commissions). "PUBLIC OFFERING" means any offering by the Company of its equity or debt securities to the public pursuant to an effective registration statement under the laws of Japan, as then in effect, or any comparable statement under any similar federal statute then in force.

         (c) The provisions of this Section 4 shall terminate upon the consummation of a Qualified Public Offering.

         5. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (b) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

         6. TRANSFERS; FUTURE SALES. Prior to (i) the Company issuing shares to any Person, or (ii) any holder of Shares transferring any Shares (other than pursuant to a Qualified Public Offering) to any Person, the Company or such holder shall cause the prospective stockholder or transferee to be bound by this Agreement.

         7. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of (a) the consummation of a Qualified Public Offering (as defined below) of any of its Shares, or (b) the liquidation or sale of the Company (whether by sale or transfer of more than 50% of its stock through a sale or merger, or a sale of all or substantially all of its assets).

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         8. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the Stockholders and each of their heirs, successors and permitted assigns. It shall also be binding upon any transferee and their heirs, successors and permitted assigns of such transferee who has received any Shares.

         9. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement constitute the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, letters of intent or commitment letters.

         10. AMENDMENT OR WAIVER OF AGREEMENT. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of (a) the Company and
(b) Stockholders holding at least sixty seven percent (67%) of the capital stock of the Company; PROVIDED, HOWEVER, that no such amendment or waiver shall reduce the percentage of Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of such Shares. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Stockholder and each transferee of the Shares. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Stockholders who have not previously consented thereto in writing. Notwithstanding anything to the contrary in this
Section 10, subject to compliance with the terms of this Agreement, the Company shall be entitled to include additional Stockholders as parties to this Agreement in accordance with the provisions of Section 6 above, and to treat such purchasers as Stockholders hereunder, by amending SCHEDULE 1 attached hereto and providing such SCHEDULE 1, as amended, to the other parties to this Agreement.

         11. NOTICES. All communications and notices provided for hereunder shall be sent by personal delivery, nationally recognized overnight courier, facsimile or registered or certified mail, to the Stockholders and the Company at their respective addresses set forth on the signature pages hereto, or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been received (i) when delivered, if personally delivered or sent via confirmed facsimile delivery; or (ii) one day following delivery to a nationally recognized overnight courier; or (iii) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail.

         12. GOVERNING LAW. This Agreement is made pursuant to, and will be governed by and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

         13. INVALIDITY. If any portion or portions of this Agreement shall be adjudged, declared, held, or ruled to be invalid for any reason, such invalidity shall not be deemed to impair the validity of any other provision of this Agreement.

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         14. REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all which taken together shall constitute one and the same agreement.


                           [Signature Pages to Follow]


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                  SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT
              DATED AS OF MARCH 18, 2004 AMONG REX TOKYO CO., LTD.
                              AND ITS STOCKHOLDERS

         IN WITNESS WHEREOF, the Stockholders and the Company have signed this Agreement as of the day and year first above written.


REX TOKYO CO., LTD.

By: /s/ Hiroyuki Ejima /s/
Name:   Hiroyuki Ejima
Title:  President, CEO


MR. HIROYUKI EJIMA

/S/ HIROYUKI EJIMA /S/
Address: 1-30-1 Nihondutumi, Taito-ku, Tokyo, Japan




IAO

IA GLOBAL, INC.

/S/ ALAN MARGERISON /S/
Name:    Alan Margerison
Title:   President, CEO
Address: 533 Airport Blvd, Suite 400, Burlingame, CA 94010 USA


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                                   SCHEDULE 1

                          CAPITALIZATION OF THE COMPANY
                                 March 18, 2004


                      STOCKHOLDER               SHARES OF COMMON STOCK

                  Mr. Hiroyuki Ejima                       330
                  LUCK (Tokyo)                             100
                  Shinsuke Miyamura                         30
                  Takayoshi Kanehara                        30
                  Shogen Hirano                             30
                  Hideyuki Ninomiya                         10
                  Masao Nirasawa                            10
                  Employees Pool                            20
                  Japan Cash Machine Co.                    78
                  Koretsugu Dogama                          40
                  Japan Cash Machine Service                40
                  LUCK (Nagoya)                             32
                  IA GLOBAL INC                          1,150




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